Exhibit 32.2

Certification
pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Health Sciences Group, Inc. (the “Company”) on Form 10-KSB for the annual period ended December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Duke Best, Principal Financial Officer, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Health Sciences Group, Inc.

Date: April 17, 2006	By:	/s/ Duke Best

Duke Best Controller and Principal Financial Officer